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                                                                    Exhibit 5(d)

                          INVESTMENT ADVISORY AGREEMENT

         THIS AGREEMENT is made and entered into on this ___ day of January, 1997 between NATIONWIDE SEPARATE ACCOUNT TRUST (the "Trust"), a Massachusetts business trust, and NATIONWIDE ADVISORY SERVICES, INC. (the "Adviser"), an Ohio corporation registered under the Investment Advisers Act of 1940 (the "Advisers Act").

                              W I T N E S S E T H :

         WHEREAS, the Trust is registered with the Securities and Exchange Commission (the "SEC") as an open-end management investment company under the Investment Company Act of 1940 (the "1940 Act");

         WHEREAS, the Trust desires to retain the Adviser to furnish certain investment advisory and administrative services, as described herein, to a newly created portfolio of the Trust, the Nationwide Income Fund (the "Fund"); and

         WHEREAS, the Adviser represents that it is willing and possesses legal authority to render such services subject to the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, the Trust and Adviser do mutually agree and promise as follows:

         1. Appointment as Adviser. The Trust hereby appoints the Adviser to act as investment adviser to the Fund subject to the terms and conditions set forth in this Agreement. The Adviser hereby accepts such appointment and agrees to furnish the services hereinafter described for the compensation provided for in this Agreement.

         2. Duties of Adviser.

                  (a) Investment Management Services. (1) Subject to the supervision of the Trust's Board of Trustees, the Adviser will provide, or arrange for the provision of, a continuous investment program for the Fund, including investment research and management with respect to all securities and investments and cash equivalents in the Fund. The Adviser will determine, or arrange for others to determine, from time to time what securities and other investments will be purchased, retained or sold by the Fund and will implement, or arrange for others to implement, such determinations through the placement, in the name of the Fund, of orders for the execution of portfolio transactions with or through such brokers or dealers as may be selected. The Adviser will provide, or arrange for the provision of, the services under this Agreement in accordance with the stated investment policies and restrictions of the Fund as set forth in the Fund's current prospectus and statement of additional information as currently in effect and as supplemented or amended from time to time (collectively referred
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         to hereinafter as the "Prospectus") and subject to the directions of the Trust's Board of Trustees.

                  (2) Subject to the provisions of this Agreement and the 1940 Act, the Adviser intends to, and is authorized to, appoint one or more qualified subadvisers (each a "Subadviser") to provide the Fund with certain services required by this Agreement. Each Subadviser shall have full investment discretion and shall make all determinations with respect to the investment of the Fund's assets assigned to that Subadviser and the purchase and sale of portfolio securities with respect to those assets and shall take such steps as may be necessary to implement its decisions. The Adviser shall not be responsible or liable for the investment merits of any decision by a Subadviser to purchase, hold, or sell a security for the Fund.

                  (3) Subject to the supervision and direction of the Trustees, the Adviser shall (i) have overall supervisory responsibility for the general management and investment of the Fund's assets; (ii) determine the allocation of assets among the Subadvisers; and (iii) have full investment discretion to make all determinations with respect to the investment of Fund assets not assigned to a Subadviser.

                  (4) The Adviser shall research and evaluate each Subadviser, including (i) performing initial due diligence on prospective Subadviser and monitoring each Subadviser's ongoing performance; (ii) communicating performance expectations and evaluations to the Subadvisers; and (iii) recommending to the Trust's Board of Trustees whether a Subadviser's contract should be renewed, modified or terminated. The Adviser shall also recommend changes or additions to the Subadvisers and shall compensate the Subadvisers.

                  (5) The Adviser shall provide to the Trust's Board of Trustees such periodic reports concerning the Fund's business and investments as the Board of Trustees shall reasonably request.

                  (b) Compliance with Applicable Laws and Governing Documents. In the performance of its duties and obligations under this Agreement, the Adviser shall act in conformity with the Trust's Declaration of Trust and By-Laws and the Prospectus and with the instructions and directions received from the Trustees of the Trust and will conform to and comply with the requirements of the 1940 Act, the Internal Revenue Code of 1986, as amended (the "Code") (including the requirements for qualification as a regulated investment company) and all other applicable federal and state laws and regulations.

                  The Adviser acknowledges and agrees that subject to the supervision and directions of the Trust's Board of Trustees, it shall be solely responsible for compliance with all disclosure requirements under all applicable federal and state laws and regulations relating to the Trust or the Fund, including, without limitation, the 1940 Act, and the rules and regulations thereunder, except that each Subadviser shall have liability in connection with material information furnished by the Subadviser to the Fund or to the Adviser.

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                  (c) Consistent Standards. It is recognized that the Adviser will perform various investment management and administrative services for entities other than the Trust and the Fund; in connection with providing such services, the Adviser agrees to exercise the same skill and care in performing its services under this Agreement as the Adviser exercises in performing similar services with respect to the other fiduciary accounts for which the Adviser has investment responsibilities.

                  (d) Brokerage. The Adviser is authorized, subject to the supervision of the Trust's Board of Trustees, to establish and maintain accounts on behalf of the Fund with, and place orders for the purchase and sale of assets not allocated to a Subadviser, with or through, such persons, brokers or dealers ("brokers") as Adviser may elect and negotiate commissions to be paid on such transactions. The Adviser shall place all orders for the purchase and sale of such portfolio investments for the Fund's account with brokers selected by the Adviser. In the selection of such brokers and the placing of such orders, the Adviser shall seek to obtain for the Fund the most favorable price and execution available, except to the extent it may be permitted to pay higher brokerage commissions for brokerage and research services, as provided below. In using its reasonable efforts to obtain for the Fund the most favorable price and execution available, the Adviser, bearing in mind the Fund's best interests at all times, shall consider all factors it deems relevant, including price, the size of the transaction, the nature of the market for the security, the amount of the commission, if any, the timing of the transaction, market prices and trends, the reputation, experience and financial stability of the broker involved, and the quality of service rendered by the broker in other transactions. Subject to such policies as the Trustees may determine, the Adviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused the Fund to pay a broker that provides brokerage and research services to the Adviser an amount of commission for effecting a Fund investment transaction that is in excess of the amount of commission that another broker would have charged for effecting that transaction.

                  It is recognized that the services provided by such brokers may be useful to the Adviser in connection with the Adviser's services to other clients. On occasions when the Adviser deems the purchase or sale of a security to be in the best interests of the Fund as well as other clients of the Adviser, the Adviser, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, allocation of securities so sold or purchased, as well as the expenses incurred in the transaction, will be made by the Adviser in the manner the Adviser considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to such other clients.

                  (e) Securities Transactions. The Adviser will not purchase securities or other instruments from or sell securities or other instruments to the Fund; provided, however, the Adviser may purchase securities or other instruments from or sell securities or other

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         instruments to the Fund if such transaction is permissible under applicable laws and regulations, including, without limitation, the 1940 Act and the Advisers Act and the rules and regulations promulgated thereunder.

                  The Adviser agrees to observe and comply with Rule 17j-1 under the 1940 Act and the Trust's Code of Ethics, as the same may be amended from time to time.

                  (f) Books and Records. Pursuant to the 1940 Act and the rules and regulations promulgated thereunder, the Adviser shall maintain separate books and detailed records of all matters pertaining to the Fund and the Trust (the "Fund's Books and Records"), including, without limitation, a daily ledger of such assets and liabilities relating thereto and brokerage and other records of all securities transactions. The Adviser shall also require that its Access Persons (as defined in subsection (e) of Rule 17j-1 under the 1940 Act) provide the Adviser with monthly reports of their personal securities transactions. The Fund's Books and Records shall be available to the Trust at any time upon request and shall be available for telecopying without delay to the Trust during any day that the Fund is open for business.

         3. Expenses. During the term of this Agreement, the Adviser will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities, commodities and other investments (including brokerage commissions and other transaction charges, if any) purchased for the Fund. The Adviser shall, at its sole expense, employ or associate itself with such persons as it believes to be particularly fitted to assist it in the execution of its duties under this Agreement. The Adviser shall also reimburse the Trust for the compensation and expenses of the Trustees of Trust who are "interested persons" (as defined in the 1940 Act) of the Adviser.

         It is understood that the Trust will pay all of its own expenses including, without limitation, (1) all charges and expenses of any custodian or depository appointed by the Trust for the safekeeping of its cash, securities and other assets, (2) the charges and expenses of independent certified public accountants and of general ledger accounting and internal reporting services for the Trust, (3) the charges and expenses of any transfer agents and registrars appointed by the Trust, (4) the charges and expenses of dividend and capital gain distributions, (5) the compensation and expenses of Trustees of the Trust who are not "interested persons" of the Adviser, (6) brokerage commissions and issue and transfer taxes chargeable to the Trust in connection with securities transactions to which the Trust is a party, (7) all taxes and fees payable by the Trust to Federal, State or other governmental agencies, (8) the cost of stock certificates representing shares of the Trust, (9) all expenses of shareholders' and Trustees' meetings and of preparing, printing and distributing prospectuses and reports to shareholders, (10) charges and expenses of legal counsel for the Trust in connection with legal matters relating to the Trust, including without limitation, legal services rendered in connection with the Trust's existence, financial structure and relations with its shareholders, and expenses which the Trust has herein assumed, (11) insurance and bonding premiums, (12) association membership dues, (13) bookkeeping and the calculation of the net asset value of shares of the Trust's funds, and (14) expenses relating to the issuance, registration and qualification of the Trust's shares.

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         4. Compensation. For the services provided and the expenses assumed with respect to the Fund pursuant to this Agreement, the Adviser will be entitled to a fee, computed daily and payable monthly, calculated at the annual rate of 1.00% of the Fund's average daily net assets.

         The method of determining net assets of the Fund for purposes hereof shall be the same as the method of determining net assets for purposes of establishing the offering and redemption price of the Shares as described in the Fund's Prospectus. If this Agreement shall be effective for only a portion of a month, the aforesaid fee shall be prorated for the portion of such month during which this Agreement is in effect.

         Notwithstanding any other provision of this Agreement, the Adviser may from time to time agree not to impose all or a portion of its fee otherwise payable hereunder (in advance of the time such fee or portion thereof would otherwise accrue). Any such fee reduction may be discontinued or modified by the Adviser at any time.

         5. Representations and Warranties of Adviser. The Adviser represents and warrants to the Trust as follows:

                  (a) The Adviser is registered as an investment adviser under the Advisers Act;

                  (b) The Adviser is a corporation duly organized and validly existing under the laws of the State of Ohio with the power to own and possess its assets and carry on its business as it is now being conducted;

                  (c) The execution, delivery and performance by the Adviser of this Agreement are within the Adviser's powers and have been duly authorized by all necessary action on the part of its shareholders, and no action by or in respect of, or filing with, any governmental body, agency or official is required on the part of the Adviser for the execution, delivery and performance by the Adviser of this Agreement, and the execution, delivery and performance by the Adviser of this Agreement do not contravene or constitute a default under (i) any provision of applicable law, rule or regulation, (ii) the Adviser's governing instruments, or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Adviser;

                  (d) The Form ADV of the Adviser previously provided to the Trust is a true and complete copy of the form filed with the SEC and the information contained therein is accurate and complete in all material respects and does not omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

         6. Survival of Representations and Warranties; Duty to Update Information. All representations and warranties made by the Adviser pursuant to
Section 5 shall survive for the

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duration of this Agreement and the parties hereto shall promptly notify each other in writing upon becoming aware that any of the foregoing representations and warranties are no longer true.

         7. Liability and Indemnification.

                  (a) Liability. In the absence of wilful misfeasance, bad faith or gross negligence on the part of the Adviser or a reckless disregard of its duties hereunder, the Adviser shall not be subject to any liability to the Fund or the Trust, for any act or omission in the case of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of Fund assets; provided, however, that nothing herein shall relieve the Adviser from any of its obligations under applicable law, including, without limitation, the federal and state securities laws. In addition, in no case shall the Adviser be liable for actions taken or not taken by it in accordance with specified information, instructions or requests given or made to the Adviser by an officer or Trustee of the Trust.

                  (b) Indemnification. The Adviser shall indemnify the Trust and its officers and trustees, for any liability and expenses, including attorneys fees, which may be sustained as a result of the Adviser's wilful misfeasance, bad faith, gross negligence, reckless disregard of its duties hereunder or violation of applicable law, including, without limitation, the federal and state securities laws.

         8. Duration and Termination.

                  (a) Duration. Unless sooner terminated, this Agreement shall continue until October 20, 1997 and thereafter shall continue automatically for successive annual periods, provided such continuance is specifically approved at least annually by the Trust's Board of Trustees or vote of the lesser of (a) 67% of the shares of the Fund represented at a meeting if holders of more than 50% of the outstanding shares of the Fund are present in person or by proxy or (b) more than 50% of the outstanding shares of the Fund; provided that in either event its continuance also is approved by a majority of the Trust's Trustees who are not "interested persons" (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval.

                  (b) Termination. Notwithstanding whatever may be provided herein to the contrary, this Agreement may be terminated at any time, without payment of any penalty by vote of a majority of the Trust's Board of Trustees, or by vote of a majority of the outstanding voting securities of the Fund, or by the Adviser, in each case, upon sixty
         (60) days' written notice to the other party.

         This Agreement shall not be assigned (as such term is defined in the 1940 Act) and shall terminate automatically in the event of its assignment.

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         9. Services Not Exclusive. The services furnished by the Adviser hereunder are not to be deemed exclusive, and the Adviser shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby. It is understood that the action taken by the Adviser under this Agreement may differ from the advice given or the timing or nature of action taken with respect to other clients of the Adviser, and that a transaction in a specific security may not be accomplished for all clients of the Adviser at the same time or at the same price.

         10. Amendment. This Agreement may be amended by mutual consent of the parties, provided that the terms of each such amendment shall be approved by the Trust's Board of Trustees or by a vote of a majority of the outstanding voting securities of the Fund (as required by the 1940 Act).

         11. Confidentiality. Subject to the duties of the Adviser and the Fund to comply with applicable law, including any demand of any regulatory or taxing authority having jurisdiction, the parties hereto shall treat as confidential all information pertaining to the Fund and the actions of the Adviser and the Fund in respect thereof.

         12. Notice. Any notice that is required to be given by the parties to each other under the terms of this Agreement shall be in writing, delivered, or mailed postpaid to the other party, or transmitted by facsimile with acknowledgment of receipt, to the parties at the following addresses or facsimile numbers, which may from time to time be changed by the parties by notice to the other party:

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                  (a)      If to the Adviser:

                           Nationwide Advisory Services, Inc.
                           One Nationwide Plaza, 25-T
                           Columbus, OH 43215
                           Attention:  James F. Laird, Jr.
                           Facsimile:  (614) 249-7424

                  (b)      If to the Fund:

                           Nationwide Separate Account Trust
                           One Nationwide Plaza, 25-T
                           Columbus, OH 43215
                           Attention:  James F. Laird, Jr.
                           Facsimile:  (614) 249-7424

         13. Jurisdiction. This Agreement shall be governed by and construed to be in accordance with substantive laws of the Commonwealth of Massachusetts without reference to choice of law principles thereof and in accordance with the 1940 Act. In the case of any conflict, the 1940 Act shall control.

         14. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, all of which shall together constitute one and the same instrument.

         15. Certain Definitions. For the purposes of this Agreement, "interested person," "affiliated person," "assignment" shall have their respective meanings as set forth in the 1940 Act, subject, however, to such exemptions as may be granted by the SEC.

         16. Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

         17. Severability. If any provision of this Agreement shall be held or made invalid by a court decision or applicable law, the remainder of the Agreement shall not be affected adversely and shall remain in full force and effect.

         18. Nationwide Separate Account Trust and its Trustees. The terms "Nationwide Separate Account Trust" and the "Trustees of Nationwide Separate Account Trust" refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under a Declaration of Trust dated as of June 30, 1981, as has been or may be amended from time to time, and to which reference is hereby made and a copy of which is on file at the office of the Secretary of State of The Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of the Trust entered into

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in the name or on behalf thereof by any of Nationwide Separate Account Trust's
Trustees, representatives, or agents are not made individually, but only in their capacities with respect to Nationwide Separate Account Trust. Such obligations are not binding upon any of the Trustees, shareholders, or representatives of the Trust personally, but bind only the assets of the Trust. All persons dealing with any series of Shares of the Trust must look solely to the assets of the Trust belonging to such series for the enforcement of any claims against the Trust.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first written above.

                                       ADVISER

                                       NATIONWIDE ADVISORY SERVICES, INC.

                                       By:__________________________________
                                       Name:
                                       Title:

                                       TRUST
                                       NATIONWIDE SEPARATE ACCOUNT TRUST

                                       By:__________________________________
                                       Name:
                                       Title:

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